Exhibit 10.15

                              ASSUMPTION AGREEMENT


         ASSUMPTION AGREEMENT, dated March 4, 2005, among CLARION SENSING SYSTEMS ACQUISITION CORP., a New Jersey corporation ("Buyer") and CLARION SENSING SYSTEMS, INC., an Indiana corporation ("Seller").

                                    RECITALS:

         Seller and Buyer have entered into an Asset Purchase Agreement, dated as of , 2005, (the "Purchase Agreement"; capitalized terms used and not otherwise defined herein have the meaning given such terms in the Purchase Agreement).

         Pursuant to the Purchase Agreement Buyer has agreed to assume certain liabilities and obligations of Seller.

         The execution and delivery of this Agreement by Buyer is a condition to the obligations of Seller to consummate the transactions contemplated by the Purchase Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual agreements and covenants set forth herein and in the Purchase Agreement, the Buyer and the Seller hereby agree as follows:

         1. Assumption of Liabilities. Subject to Section 2, the Buyer hereby assumes and agrees to pay, perform and discharge when due, the Assumed Liabilities.

         2. Excluded Liabilities. Except to the extent of the Assumed Liabilities described in Section 1, Seller shall retain, and shall pay, perform and discharge when due, and Buyer does not assume and shall have no responsibility for, any and all Liabilities of Seller.

         3. No Rights in Third Parties. Nothing expressed or implied in this Assumption Agreement is intended to confer upon any person, other than Buyer and Seller and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Assumption Agreement.

         4. Successors and Assigns. This Assumption Agreement shall bind and inure to the benefit of Seller and Buyer and their respective successors and assigns, however, this Assumption Agreement shall not be assigned by any party hereto, by operation of law or otherwise, without the prior written consent of the other parties hereto.

         5. Counterparts. This Assumption Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         6. Governing Law. This Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey applicable to contracts executed and to be performed entirely within that State.

         IN WITNESS WHEREOF, Buyer and Seller have caused this Assumption Agreement to be executed as of the date first written above by their respective representatives hereunto duly authorized.

                                        CLARION SENSING SYSTEMS
                                        ACQUISITION CORP.


                                        By:
                                           ---------------------------------
                                                Arthur Barchenko, President


                                        CLARION SENSING SYSTEMS, INC.


                                        By:
                                           ------------------------------------
                                               H. Martin Harmless II, President